Exhibit 99.1

Private Offering of $400 Million of Senior Secured Notes
by Ryan Specialty Group

JANUARY 20, 2022 | CHICAGO, IL— Ryan Specialty Group Holdings, Inc. (the “Parent” or “Ryan Specialty Group”) (NYSE: RYAN), a leading international specialty insurance firm, today announced that Ryan Specialty Group, LLC (the “Company”) intends to offer up to $400 million aggregate principal amount of senior secured notes due 2030 in a private offering.

The notes will be, jointly and severally, unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future wholly owned subsidiaries that guarantee the Company’s obligations under its credit agreement. The notes will not be guaranteed by the Parent. Subject to certain exceptions, the notes will be secured on a first-lien basis by substantially all of the assets that secure the credit facilities under the Company’s credit agreement. The Company intends to use the net proceeds from this offering for general corporate purposes, including future acquisition opportunities and investments, and to pay fees and expenses related to this offering.

The newly issued senior secured notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and will not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. The offering of the notes will be made only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This press release is issued pursuant to Rule 135c of the Securities Act and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

About Ryan Specialty Group

Founded by Patrick G. Ryan in 2010, Ryan Specialty Group (NYSE: RYAN) is a rapidly growing service provider of specialty products and solutions for insurance brokers, agents and carriers. Ryan Specialty Group provides distribution, underwriting, product development, administration and risk management services by acting as a wholesale broker and a managing underwriter. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents and carriers. Learn more at ryansg.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Ryan Specialty Group’s current intentions, expectations or beliefs regarding the proposed notes offering. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Ryan Specialty Group does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Media
Alice Phillips Topping
Chief Marketing & Communications Officer
Ryan Specialty Group
Alice.Topping@ryansg.com
+1 312-635-5976

Investor Relations
Noah Angeletti
Treasurer and Head of Investor Relations
Ryan Specialty Group
ir@ryansg.com
+1 312-784-6152

Source: Ryan Specialty Group